Exhibit 99.1

Tevogen Bio Finalizes Agreement for Company’s Own Cell Therapy Production Facility

●	The agreement would facilitate providing Tevogen Bio with in-house cell therapy production capabilities

●	Formalized agreement aligns with previously announced topline forecasts

April 17, 2025

WARREN, N.J., Tevogen Bio (“Tevogen Bio Holdings Inc.” or “Company”) (Nasdaq: TVGN), today announced it has entered into an agreement with CD 8 Technology Services LLC (“CD8”) for the development and/or acquisition of a turn-key facility that is intended to support both in-house pre-clinical research and GMP cell therapy production capabilities.

Tevogen Bio will provide the primary staff and operations for the facility, which is a key component of the company’s long-term strategy to accelerate development timelines, maintain operational agility, and control cost. Tevogen Bio believes that this agreement should allow the Company to overcome significant capital barriers of entry that are typically faced in building GMP capabilities at scale. The agreement has an initial term of 12 months and will automatically renew and aligns with the previously announced topline forecasts.

“This milestone represents a significant step forward in Tevogen Bio’s infrastructure expansion to support the advancement of its pipeline of off-the-shelf, genetically unmodified CD8+ T cell therapeutics,” commented Ryan Saadi, MD, MPH, Founder and CEO of Tevogen Bio. “In addition, as we continue executing our mission to help patients, we’re also exploring additional ways to recognize our real, long-term shareholders.”

CD8 is associated with Dr. Manmohan Patel, who beneficially owns more than 5% of the Company’s common stock. The agreement formalizes a previously announced letter of intent. Specific details of the facility and related services, including scope of work, costs, and timelines, will be set out in one or more future work orders.

Forward Looking Statements

This press release contains certain forward-looking statements, including without limitation statements relating to: Tevogen’s plans for its research and manufacturing capabilities; Tevogen’s ability to build GMP capabilities at scale; the prospective benefits of the agreement with CD8; expectations regarding future product revenues; expectations regarding the healthcare and biopharmaceutical industries; and Tevogen’s development of, the potential benefits of, and patient access to its product candidates for the treatment of infectious diseases and cancer. Forward-looking statements can sometimes be identified by words such as “may,” “could,” “would,” “expect,” “anticipate,” “possible,” “potential,” “goal,” “opportunity,” “project,” “believe,” “future,” and similar words and expressions or their opposites. These statements are based on management’s expectations, assumptions, estimates, projections and beliefs as of the date of this press release and are subject to a number of factors that involve known and unknown risks, delays, uncertainties and other factors not under the company’s control that may cause actual results, performance or achievements of the company to be materially different from the results, performance or other expectations expressed or implied by these forward-looking statements.

Factors that could cause actual results, performance, or achievements to differ from those expressed or implied by forward-looking statements include, but are not limited to: that Tevogen will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all; changes in the markets in which Tevogen competes, including with respect to its competitive landscape, technology evolution, or regulatory changes; changes in domestic and global general economic conditions; the risk that Tevogen may not be able to execute its growth strategies or may experience difficulties in managing its growth and expanding operations; the risk that Tevogen may not be able to develop and maintain effective internal controls; the failure to achieve Tevogen’s commercialization and development plans and identify and realize additional opportunities, which may be affected by, among other things, competition, the ability of Tevogen to grow and manage growth economically and hire and retain key employees; the risk that Tevogen may fail to keep pace with rapid technological developments to provide new and innovative products and services or make substantial investments in unsuccessful new products and services; risks related to the ability to develop, license or acquire new therapeutics; the risk of regulatory lawsuits or proceedings relating to Tevogen’s business; uncertainties inherent in the execution, cost, and completion of preclinical studies and clinical trials; risks related to regulatory review, approval and commercial development; risks associated with intellectual property protection; Tevogen’s limited operating history; and those factors discussed or incorporated by reference in Tevogen’s Annual Report on Form 10-K.

You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Tevogen undertakes no obligation to update any forward-looking statements, except as required by applicable law.

Contacts

Tevogen Bio Communications

T: 1 877 TEVOGEN, Ext 701

Communications@Tevogen.com